Exhibit 10.18

FALCON FINANCIAL INVESTMENT TRUST

SIXTH AMENDMENT TO
REVOLVING WAREHOUSE FINANCING AGREEMENT

This SIXTH AMENDMENT TO REVOLVING WAREHOUSE FINANCING AGREEMENT (this “Sixth Amendment”) is dated as of March 22, 2004 and entered into by and among Falcon Financial Investment Trust (as successor to Falcon Financial, LLC) (“FFIT”), SunAmerica Life Insurance Company, Bank of New York (as successor to LaSalle National Bank) and ABN AMRO Bank N.V., and is made with reference to the Revolving Warehouse Financing Agreement dated as of January 7, 1998 by and among the parties hereto (as amended, the “Warehouse Agreement”).  Capitalized terms used herein without definition shall have the respective meanings set forth in the Warehouse Agreement.

WHEREAS, the parties hereto have entered into the First Amendment to Revolving Warehouse Financing Agreement as of March 25, 1998 (the “First Amendment”), which amended the Warehouse Agreement, among other things to add new definitions to, and amend and restate existing definitions in, Article I of the Warehouse Agreement for the purpose of clarifying certain terms relating to the franchise loans eligible to be financed under the Warehouse Agreement;

WHEREAS, the parties hereto have entered into the Second Amendment to Revolving Warehouse Financing Agreement as of October 2, 1998 (the “Second Amendment”), which amended the Warehouse Agreement, among other things to amend the recitals, add new definitions to, and amend and restate existing definitions in, Article I of the Warehouse Agreement and amend certain other sections of the Warehouse Agreement to provide for the financing of mortgage loans under the Warehouse Agreement;

WHEREAS, the parties hereto have entered into the Third Amendment to Revolving Warehouse Financing Agreement as of April 19, 1999 (the “Third Amendment”), which amended the Warehouse Agreement, among other things to reflect the increase in the working capital facility under the Senior Subordinated Loan Agreement and the existence of the Junior Subordinated Loan Agreement;

WHEREAS, the parties hereto have entered into the Fourth Amendment to Revolving Warehouse Financing Agreement as of October 29, 2001 (the “Fourth Amendment”), which amended the Warehouse Agreement, among other things to temporarily increase the Facility Limit and to set the Applicable Margin at 3%;

WHEREAS, Customer, SunAmerica and Goldman Sachs Mortgage Company (“Goldman Sachs”) have entered into that certain Agreement Relating to Receivables dated as of October 27, 2003 (the “Receivables Agreement”) pursuant to which Customer granted SunAmerica and Goldman Sachs certain rights with respect to approving Customer’s origination of Receivables under the Warehouse Agreement and requiring Customer to make Partial Prepayments of Invested Principal under the circumstances described therein;

WHEREAS, the parties hereto have entered into the Fifth Amendment to Revolving Warehouse Financing Agreement dated as of November 21, 2003 (the “Fifth Amendment”), which amended the Warehouse Agreement, among other things to reduce the Applicable Margin to 2%, reduce the Advance Rate to 80% and provide for the ability of Customer to borrow for general corporate purposes to the extent any voluntary Partial Prepayments of Invested Principal reduce the Aggregate Amount Outstanding below 80% of the Net Receivables Balance;

WHEREAS, the Merger and the IPO (each as described and defined in the Fifth Amendment) were effective as of December 22, 2003, resulting in FFIT succeeding to Falcon Financial, LLC as the “Customer” under the Warehouse Agreement and the Receivables Agreement;

WHEREAS, the parties desire to amend the Warehouse Agreement to provide for the financing of variable rate Receivables under the Warehouse Agreement and make certain other amendments relating to reporting requirements and financial covenants;

WHEREAS, except as expressly set forth herein, the parties hereto disclaim any intent to effect a novation or an extinguishment or discharge of any liability or obligation under the Warehouse Agreement arising prior to the date of this Sixth Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1.              AMENDMENTS TO WAREHOUSE AGREEMENT

1.1          Amendment of Existing Definitions.

A.            Section 1.1 of the Warehouse Agreement is amended by amending and restating paragraph (m) of the definition of “Eligible Direct Loan Receivable” in its entirety as follows:

“(m)  The Receivable arises under a Contract the terms of which call for monthly and no more than 240 installment payments.  Where the Receivable is a fixed rate obligation pursuant to the Franchise Loan Origination Guidelines, the terms of the Contract call for level pay installment payments, except for the first installment and the final installment, each of which may be less but not more than the other monthly payments.  The Receivable has a first installment due date no later than the next succeeding Cut-Off Date unless the first installment is prepaid, in which case the next installment has a due date no later than the second Cut-Off Date following the date on which the Receivable is made.  Each payment is due on the same day of the month.”

B.            Section 1.1 of the Warehouse Agreement is amended by amending and restating paragraph (l) of the definition of “Eligible Mortgage Loan Receivable” in its entirety as follows:

“(l)  The Receivable arises under a Contract the terms of which call for monthly and no more than 240 installment payments.  Where the Receivable is a fixed rate obligation pursuant to the Mortgage Loan Origination Guidelines, the terms of the Contract call for level pay installment payments, except for the first installment and the final installment, each of which may be less but not more than the other monthly payments.  The

Receivable has a first installment due date no later than the next succeeding Cut-Off Date unless the first installment is prepaid, in which case the next installment has a due date no later than the second Cut-Off Date following the date on which the Receivable is made.  Each payment is due on the same day of the month.”

1.2          Amendments to Section 2.11.  Effective as of November 21, 2003, the first clause of the first sentence of Section 2.11(f)  of the Warehouse Agreement is amended and restated as follows:

“As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters and within 90 days after the end of the fourth Fiscal Quarter,”

1.3          Amendment to Section 5.1.  Effective as of November 21, 2003, subparagraph (ii) of Section 5.1(n) of the Warehouse Agreement is amended and restated in its entirety as follows:

“ (ii)        Minimum Consolidated Net Income.  Customer shall not permit Consolidated Net Income:  (A) as of the end of any Fiscal Quarter commencing with the second Fiscal Quarter of Fiscal Year 2004, to be less than negative $500,000; and (B) as of the end of the first Fiscal Quarter of Fiscal Year 2004, to be less than negative $2,000,000.”

1.4          Amendment to Schedule 1.1(a).  Schedule 1.1(a) (Loan Origination Guidelines) is amended and restated in its entirety as attached hereto as Exhibit A.

Section 2.              MISCELLANEOUS.

2.1          Reference to and effect on the Warehouse Agreement and other documents relating to the Warehouse Agreement.

A.            On and after the date hereof, each reference in the Warehouse Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Warehouse Agreement, and each reference in any other document relating to the Warehouse Agreement to the “Warehouse Agreement”, “thereunder”, “thereof”, or words of like import referring to the Warehouse Agreement shall mean and be a reference to the Warehouse Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Sixth Amendment.

B.            Except as specifically amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Sixth Amendment, the Warehouse Agreement and any other documents relating to the Warehouse Agreement shall remain in full force and effect and are hereby ratified and confirmed.

C.            The execution, delivery and performance of the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Sixth Amendment shall not, except as expressly provided therein and herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Warehouse Agreement or any other document relating to the Warehouse Agreement.

2.2          Execution in Counterparts.  This Sixth Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

2.3          Headings.  Section and subsection headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose or be given any substantive effect.

2.4          Further Assurances.  The parties to this Sixth Amendment agree to execute and deliver any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and perform the actions contemplated hereby and to amend each of the Transaction Documents, including the Paying Agent Agreement, as is necessary to conform such documents to the amendments to the Warehouse Agreement set forth herein.

2.5          Applicable Law.  THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

2.6          Authorization of Custodian.  Customer, SunAmerica and Facility Agent hereby authorize and instruct the Custodian to enter into this Sixth Amendment and hereby agree that the Custodian shall have no liability in connection with this Sixth Amendment, or its consequences.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective duly authorized officers as of the date first above written.

FALCON FINANCIAL INVESTMENT TRUST

By:	/s/ David A. Karp
Name: David A. Karp
Title: President

SUNAMERICA LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp.
Its:	Investment Advisor

By:	/s/ Thomas N. Denkler
Name: Thomas N. Denkler
Title: Managing Director

THE BANK OF NEW YORK, as Paying Agent and Custodian

By:	/s/ Diane Pickett
Name: Diane Pickett
Title: Vice President

ABN AMRO BANK N.V.

By:	/s/ Thomas J. Educate
Name: Thomas J. Educate
Title: Senior Vice President

By:	/s/ Patricia Luken
Name: Patricia Luken
Title: Group Vice President

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ACKNOWLEDGED AND AGREED as of the date first above written pursuant to Section 2 of the Participation Agreement dated as of January 7, 1998 between SunAmerica Life Insurance Company and the undersigned.

GOLDMAN SACHS MORTGAGE COMPANY

By:	GOLDMAN SACHS REAL ESTATE FUNDING
CORP., its general partner

By:	/s/ Dan Sparks
Name: Dan Sparks
Title: Vice President

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